Exhibit 10.2

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

Dated as of August 9, 2012

among

FLY FUNDING II S.À R.L.,

FLY LEASING LIMITED,

FLY PERIDOT HOLDINGS LIMITED,

BABCOCK & BROWN AIR ACQUISITION I LIMITED

THE INITIAL INTERMEDIATE LESSEES,

THE INITIAL LESSOR SUBSIDIARIES

and

THE ADDITIONAL GRANTORS REFERRED TO HEREIN

as the Grantors

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

as the Collateral Agent

T A B L E    O F    C O N T E N T S

i

SCHEDULES

Schedule I	Aircraft, Airframes and Engines
Schedule II	Pledged Stock, Pledged Beneficial Interest and Pledged Membership Interests
Schedule III	Trade Names
Schedule IV	Chief Place of Business and Chief Executive or Registered Office
Schedule V	Insurance

EXHIBITS

Exhibit A-1	Form of Collateral Supplement
Exhibit A-2	Form of Grantor Supplement
Exhibit B	Form of Consent and Agreement
Exhibit C	Form of FAA Aircraft Mortgage
Exhibit D	Form of FAA Aircraft Mortgage and Lease Security Assignment
Exhibit E	Form of FAA Lease Security Assignment
Exhibit F-1	Form of Notice of Assignment
Exhibit F-2	Form of Lessee Acknowledgment

ii

Exhibit G	Form of Irish Charge Over Shares
Exhibit H	Form of Bermudan Share Charge
Exhibit I	Form of Luxembourg Share Pledge
Exhibit J	Form of Australian Share Charge
Exhibit K	Form of Australian Aircraft Mortgage
Exhibit L	Form of Cayman Islands Share Mortgage

iii

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

This AIRCRAFT MORTGAGE AND SECURITY AGREEMENT (this “Agreement”), dated as of August 9, 2012, is made among (i) FLY FUNDING II S.À R.L. a private limited liability company (société à responsibilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg register of commerce and companies under number R.C.S. Luxembourg: B 170.080 and having a share capital of $20,000 (the “Borrower”), (ii) FLY LEASING LIMITED, a company incorporated under the laws of Bermuda (“FLL”), (iii) FLY PERIDOT HOLDINGS LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“FPH”), (iv) BABCOCK & BROWN AIR ACQUISITION I LIMITED (“BBAA”), (v) B&B AIR ACQUISITION 34953 LEASING LIMITED, a private Irish limited liability company (“BBAA 34953”), (vi) B&B AIR ACQUISITION 3151 LEASING LIMITED, a private Irish limited liability company (“BBAA 3151”), (vii) B&B AIR ACQUISITION 403 LEASING LIMITED, a private Irish limited liability company (“BBAA 403”), (viii) B&B AIR ACQUISITION 34956 LEASING LIMITED, a private Irish limited liability company (“BBAA 34956”), (ix) B&B AIR ACQUISITION 3237 LEASING LIMITED, a private Irish limited liability company (“BBAA 3237”, and together with, BBAA 34953, BBAA 3151, BBAA 403 and BBAA 34956, the “Initial Intermediate Lessees”), (x) the INITIAL LESSOR SUBSIDIARIES listed on the signature pages of this Agreement (collectively, the “Initial Lessor Subsidiaries”), (xi) the ADDITIONAL GRANTORS who from time to time become grantors under this Agreement (together with the Borrower, FLL, FPH, BBAA, each of the Initial Intermediate Lessees and each of the Initial Lessor Subsidiaries, the “Grantors”), and (xii) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as the collateral agent (in such capacity, and together with any permitted successor or assign thereto or any permitted replacement thereof, the “Collateral Agent”).

PRELIMINARY STATEMENTS:

(1) The Borrower, Fly Leasing Limited (“FLL”), the Initial Intermediate Lessees, the Initial Lessor Subsidiaries, the lenders from time to time party thereto (the “Lenders”), Citibank N.A., as the administrative agent (in such capacity, the “Administrative Agent”), Wells Fargo, as collateral agent and securities intermediary, and Citigroup Global Markets Inc, as syndication agent, have entered into the Term Loan Credit Agreement, dated as of the date hereof (the “Credit Agreement”), pursuant to which the Lenders have made the Loans to the Borrower;

(2) The Initial Lessor Subsidiaries hold title to certain Pool Aircraft and, together with the Initial Intermediate Lessees in certain instances, are parties to lease and sub-lease contracts with respect to such Pool Aircraft;

(3) The Grantors may from time to time grant additional security for the benefit of the Secured Parties, all in accordance with, and subject to the terms and conditions of this Agreement;

(4) The Grantors have agreed pursuant to the Credit Agreement, and it is a condition precedent to the making of the Loans by the Lenders to the Borrower under the Credit Agreement, that the Grantors grant the security interests required by this Agreement;

(6) Each Grantor will derive substantial direct and indirect benefit from the transactions described above; and

(7) Wells Fargo is willing to act as the Collateral Agent under this Agreement.

NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Collateral Agent for its respective benefit and the benefit of the other Secured Parties as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. (a) Certain Defined Terms. For the purposes of this Agreement, the following terms have the meanings indicated below:

“2009 Act” has the meaning set forth in Section 2.18.

“Account Collateral” has the meaning specified in Section 2.01(i).

“Acquisition Agreement” means any agreement to provide warranties in connection with any agreement pursuant to which a Pool Aircraft has been or will be acquired by a Lessor Subsidiary to the extent permitted to be assigned without third party consent.

“Additional Grantor” has the meaning specified in Section 8.01(b).

“Agreed Currency” has the meaning specified in Section 8.07.

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Aircraft Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required pursuant to applicable law to be maintained with respect to the relevant Pool Aircraft, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, pursuant to applicable law, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by the relevant Lessee.

“Aircraft Objects” means, collectively, the Aircraft Objects (as defined in the Protocol) described on Schedule I hereto and in any Collateral Supplement or Grantor Supplement.

“Aircraft Purchase Collateral” has the meaning specified in Section 2.01(d).

“Airframe” means, individually, each of the airframes described on Schedule I hereto and in any Collateral Supplement or Grantor Supplement.

“Assigned Agreement Collateral” has the meaning specified in Section 2.01(c).

“Assigned Agreements” has the meaning specified in Section 2.01(c)(i).

“Assigned Documents” means, collectively, the Assigned Agreements, the Assigned Leases and the Acquisition Agreements included in the Aircraft Purchase Collateral.

“Assigned Leases” has the meaning specified in Section 2.01(b).

“Beneficial Interest Collateral” has the meaning specified in Section 2.01(e).

“Borrower” has the meaning specified in the preliminary statements of this Agreement.

“Cape Town Lease” means any Lease (including any Lease between Grantors) that has been entered into, extended, assigned or novated after March 1, 2006 (or such later date as the Cape Town Convention may be given effect under the law of any applicable jurisdiction) (A) with a Cape Town Lessee or (B) where the related Aircraft Object is registered in a “Contracting State”.

“Cape Town Lessee” means a lessee under a Lease that is “situated in” a “Contracting State”.

“Certificated Security” means a certificated security (as defined in Section 8-102(a)(4) of the UCC) other than a Government Security.

“Chattel Paper Original” has the meaning specified in Section 2.05.

“Collateral” has the meaning specified in Section 2.01.

“Collateral Agent” has the meaning specified in the recital of parties to this Agreement.

“Collateral Supplement” means a supplement to this Agreement in substantially the form attached as Exhibit A-1 executed and delivered by a Grantor.

“Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.

“Eligible Institution” means (a) Wells Fargo in its capacity as the Collateral Agent under this Agreement; (b) any bank not organized under the laws of the United States of America so long as it has either (i) a long-term unsecured debt rating of A or better by Standard & Poor’s and A2 or better by Moody’s or (ii) a short-term unsecured debt rating of A-1+ by Standard & Poor’s and P-1 or better by Moody’s; or (c) any bank organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any branch of a foreign bank licensed under any such laws), so long as it (i) has either (A) a long-term unsecured debt rating of AA (or the equivalent) or better by each of Standard & Poor’s and Moody’s or (B) a short-term unsecured debt rating of A-1+ by Standard & Poor’s and P-1 by Moody’s and (ii) can act as a securities intermediary under the New York Uniform Commercial Code.

“Engine” means, individually, each of the aircraft engines described on Schedule I hereto or in any Collateral Supplement or Grantor Supplement.

“Equity Collateral” has the meaning specified in Section 2.07(a).

“Event of Default” means any Event of Default (as defined in the Credit Agreement).

“Excluded Property” shall mean (a) proceeds of public liability insurance (or government or other Person (including the Manufacturer, the Lessee and any sublessee of the Lessee) indemnities in lieu thereof) paid or payable as a result of insurance claims made, or losses suffered, by any Grantor or their Affiliates, (b) proceeds of insurance maintained by any Grantor, the Servicers or their respective Affiliates for its or their own account or benefit (whether directly or through a Grantor) and not required by the Loan Documents, (c) the proceeds of any requisition for hire not required to be paid to the Collateral Agent, (d) any general, Tax or other indemnity payments, expenses, reimbursements and similar payments and interest in respect thereof paid or payable in favor of any Grantor or their Affiliates or their respective successors or assigns, officers, directors, employees, agents, managers and servants, including any such payments pursuant to any Lease, except to the extent such Grantor or Affiliate owes such amounts in respect of the same claim to a Secured Party, (e) any security interest held by a Grantor or any of its Affiliates in any assets of a Lessee or any sublessee thereof or of any of their Affiliates, other than the Security Deposit under a Lease, or a letter of credit in lieu thereof, which secures obligations owed by such Lessee, sublessee or Affiliate pursuant to a grant of collateral not under the applicable Lease, (f) any interest that pursuant to a Lease may from time to time accrue in respect of any of the amounts described in clauses (a) through (d) above, (g) the proceeds from the enforcement of any right to enforce the payment of any amount described in clauses (a) to (f) above, and (h) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Property.

“FAA” means the Federal Aviation Administration of the United States of America.

“FAA Aircraft Mortgage” means an FAA Aircraft Mortgage substantially in the form attached as Exhibit C.

“FAA Aircraft Mortgage and Lease Security Assignment” means an FAA Aircraft Mortgage and Lease Security Assignment substantially in the form attached as Exhibit D.

“FAA Lease Security Assignment” means the Lease Security Assignment in substantially the form attached as Exhibit E hereto.

“Government Security” means any security issued or guaranteed by the United States of America or an agency or instrumentality thereof that is maintained in book-entry on the records of the Federal Reserve Bank of New York and is subject to Revised Book-Entry Rules.

“Grantor Supplement” means a supplement to this Agreement in substantially the form attached as Exhibit A-2 executed and delivered by a Grantor.

“Grantors” has the meaning specified in the recital of parties to this Agreement.

“Initial Intermediate Lessees” has the meaning specified in the recital of parties to this Agreement.

“Initial Lessor Subsidiaries” has the meaning specified in the recital of parties to this Agreement.

“Instrument” means any “instrument” as defined in Section 9-102(a)(47) of the UCC.

“Insurances” means, in relation to each Pool Aircraft, any and all contracts or policies of insurance and reinsurance complying with the provisions of Schedule V hereto or an indemnity from a Governmental Authority as indemnitor, as appropriate, and required to be effected and maintained in accordance with this Agreement.

“International Registry” means the International Registry under the Cape Town Convention.

“Investment Collateral” has the meaning specified in Section 2.01(h).

“Lease Assignment Documents” means, in respect of any Assigned Lease, (a) any agreement providing for the novation thereof to substitute, or the assignment thereof to, a Grantor as the lessor, (b) any agreement or instrument supplemental to this Agreement for the purpose of effecting and/or perfecting the assignment of, and the grant of a lien upon, such Assigned Lease in favor of the Collateral Agent under any applicable law (other than the law of the State of New York), (c) any notice provided to the applicable Lessee of the assignment thereof pursuant to this Agreement and/or such supplement, (d) any acknowledgment of such assignment by such Lessee and (e) any undertaking of quiet enjoyment given by the Collateral Agent in respect thereof.

“Lease Collateral” has the meaning specified in Section 2.01(b).

“Lenders” has the meaning specified in the preliminary statements to this Agreement.

“Lessee Acknowledgment” has the meaning set forth in Section 2.16(d)(ii).

“Lessee Notice” has the meaning set forth in Section 2.16(d)(ii).

“Membership Interest Collateral” has the meaning specified in Section 2.01(g).

“Moody’s” means Moody’s Investors Service, Inc.

“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a Lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or removed therefrom.

“Pledged Beneficial Interest” means all of the beneficial interest in certain Grantors (other than the Borrower) described in the attached Schedule II or in any Collateral Supplement or Grantor Supplement.

“Pledged Equity Interests” means the Pledged Beneficial Interest, the Pledged Membership Interest and the Pledged Stock.

“Pledged Equity Party” means each Lessor Subsidiary, and each Intermediate Lessee.

“Pledged Membership Interest” means all of the membership interest in certain Grantors (other than the Borrower) described in the attached Schedule II or in any Collateral Supplement or Grantor Supplement.

“Pledged Stock” means all of the outstanding shares of capital stock and/or issued share capital in certain Grantors (other than the Borrower) described in the attached Schedule II or in any Collateral Supplement or Grantor Supplement.

“Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment, as in effect in any applicable jurisdiction from time to time.

“Received Currency” has the meaning specified in Section 8.07.

“Related Collateral Documents” means a letter of credit, third-party or bank guarantee or cash collateral provided by or on behalf of a Lessee to secure such Lessee’s obligations under a Lease, in each case to the extent assignable without the consent of a third party.

“Relevant Collateral” has the meaning specified in Section 2.07(a).

“Relevant FAA Aircraft Mortgages” means, collectively, the FAA Aircraft Mortgages.

“Relevant FAA Aircraft Mortgages and Lease Security Assignments” means, collectively, the FAA Aircraft Mortgage and Lease Security Assignments.

“Relevant FAA Lease Security Assignments” means, collectively, the FAA Lease Security Assignments.

“Required Cape Town Registrations” has the meaning set forth in Section 2.08(e).

“Revised Book-Entry Rules” means 31 C.F.R. § 357 (Treasury bills, notes and bonds); 12 C.F.R. § 615 (book-entry securities of the Farm Credit Administration); 12 C.F.R. §§ 987 (book-entry securities of the Federal Home Loan Banks); 24 C.F.R. § 81 (book-entry securities of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation); 12 C.F.R. § 1511 (book-entry securities of the Resolution Funding Corporation); 31 C.F.R. § 354 (book-entry securities of the Student Loan Marketing Association); and any substantially comparable book-entry rules of any other Federal agency or instrumentality of the United States.

“Secured Obligations” has the meaning assigned to the term “Obligations” in the Credit Agreement.

“Secured Party” means any of or, in the plural form, all of the Collateral Agent, the Lenders, the Administrative Agent, the Paying Agent, the Syndication Agent and the Hedge Counterparties.

“Securities Account” means a securities account as defined in Section 8-501(a) of the UCC maintained in the name of the Collateral Agent as “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) on the books and records of a Securities Intermediary whose “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) is the State of New York. For all purposes under this Agreement and the other Loan Documents, the LTV Securities Account shall be a Securities Account.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Stock Collateral” has the meaning specified in Section 2.01(f).

“Third Party Event” has the meaning specified in Section 2.16(a).

“UCC” means the Uniform Commercial Code as in effect on the date of determination in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection or effect of perfection or non-perfection.

“Uncertificated Security” means an uncertificated security (as defined in Section 8-102(a)(18) of the UCC) other than a Government Security.

“Wells Fargo” has the meaning specified in the preliminary statements of this Agreement.

(b) Terms Defined in the Cape Town Convention. The following terms shall have the respective meanings ascribed thereto in the Cape Town Convention: “Administrator”, “Contracting State”, “Contract of Sale”, “International Interest”, “Professional User Entity”, “Prospective International Interest”, “situated in” and “Transacting User Entity”.

(c) Terms Defined in the Credit Agreement. For all purposes of this Agreement, all capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

(d) Terms Defined in the Australian PPSA. Unless the contrary intention appears in this Agreement, where terms which are defined in the Australian PPSA are used in the context of the Australian PPSA, they have the meanings they have in the Australian PPSA.

Section 1.02 Construction and Usage. Unless the context otherwise requires:

(a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP or IFRS.

(b) The terms “herein”, “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

(c) Unless otherwise indicated in context, all references to Articles, Sections, Schedules or Exhibits refer to an Article or Section of, or a Schedule or Exhibit to, this Agreement.

(d) To the extent that they refer to or concern the Borrower, any references in this Agreement to “director” or “directors” shall be read as to mean “manager” or “managers” respectively.

(e) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(f) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(g) References in this Agreement to an agreement or other document (including this Agreement) include references to such agreement or document as amended, replaced or otherwise modified (without, however, limiting the effect of the provisions of this Agreement with regard to any such amendment, replacement or modification), and the provisions of this Agreement apply to successive events and transactions. References to any Person shall include such Person’s successors in interest and permitted assigns.

(h) References in this Agreement to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor, and references to any governmental Person shall include reference to any governmental Person succeeding to the relevant functions of such Person.

(i) References in this Agreement to the Loans include the conditions applicable to the Loans and any reference to any amount of money due or payable by reference to the Loans shall include any sum covenanted to be paid by any Grantor under this Agreement in respect thereof.

(j) References in this Agreement to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Agreement.

(k) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Loan Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly; provided, however, that no additional interest shall be due in respect of such delay.

ARTICLE II

SECURITY

Section 2.01 Grant of Security.

To secure the Secured Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, for its benefit and the benefit of the other Secured Parties, and hereby grants to the Collateral Agent for its benefit and the benefit of the other Secured Parties a security interest in, all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the “Collateral”):

(a) with respect to each Grantor, all of such Grantor’s right, title and interest in and to (i) each Pool Aircraft, including the Airframe and Engines as the same is now and will hereafter be constituted, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (ii) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts), (iii) all Aircraft Documents and (iv) any money or non-money proceeds of an Airframe or Engine arising from the total or partial loss or destruction of such Airframe or its Engine or its total or partial confiscation, condemnation or requisition;

(b) with respect to each Grantor, all of such Grantor’s right, title and interest in and to all Leases to which such Grantor is or may from time to time be party with respect to the Pool Aircraft and any leasing arrangements (including, without limitation, all Intermediate Leases) among Grantors with respect to such Leases together with all Related Collateral Documents (all such Leases and Related Collateral Documents, the “Assigned Leases”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to such Assigned Leases, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such Assigned Leases, (iii) claims of such Grantor for damages arising out of or for breach or default under such Assigned Leases, (iv) all rights under any such Assigned Lease with respect to any subleases of the Pool Aircraft subject to such Assigned Lease and (v) the right of such Grantor to terminate such Assigned Leases and to compel performance of, and otherwise to exercise all remedies under, any Assigned Lease, whether arising under such Assigned Leases or by statute or at law or in equity (the “Lease Collateral”);

(c) with respect to each Grantor, all of the following (the “Assigned Agreement Collateral”):

(i) all of such Grantor’s right, title and interest in and to all security assignments, cash deposit agreements and other security agreements executed in its favor in respect of any Pool Aircraft (including any Airframe and any Engine) or in respect of or pursuant to any Assigned Lease, and in the Servicing Agreement, in each case as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”); and

(ii) all of such Grantor’s right, title and interest in and to all property of whatever nature, in each case pledged, assigned or transferred to it or mortgaged or charged in its favor pursuant to any Assigned Agreement;

(d) with respect to each Grantor, all of such Grantor’s right, title and interest in and to the Acquisition Agreements (the “Aircraft Purchase Collateral”);

(e) with respect to each Grantor, all of the following (the “Beneficial Interest Collateral”):

(i) the Pledged Beneficial Interest, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in the Pledged Beneficial Interest, any contracts and instruments pursuant to which any such Pledged Beneficial Interest are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Beneficial Interest; and

(ii) all of such Grantor’s right, title and interest in all additional beneficial interests in any Pledged Equity Party from time to time acquired by such Grantor in any manner, including the beneficial interests in any Pledged Equity Party that may be formed from time to time, the trust agreements and any other contracts and instruments pursuant to which any such Pledged Equity Party is created or issued, and all certificates, if any, from time to time representing such additional beneficial interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional beneficial interests;

(f) with respect to each Grantor, all of the following (the “Stock Collateral”):

(i) the Pledged Stock and the certificates representing such Pledged Stock, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock; and

(ii) all additional shares of the capital stock of any other Pledged Equity Party from time to time acquired by such Grantor in any manner, including the capital stock of any other Pledged Equity Party that may be formed from time to time, and all certificates, if any, representing such additional shares of the capital stock and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional shares;

(g) with respect to each Grantor, all of the following (the “Membership Interest Collateral”):

(i) the Pledged Membership Interests, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in the Pledged Membership Interests, any contracts and instruments pursuant to which any such Pledged Membership Interests are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Membership Interests; and

(ii) all of such Grantor’s right, title and interest in all additional membership interests in any other Pledged Equity Party from time to time acquired by such Grantor in any manner, including the membership interests in any other Pledged Equity Party that may be formed from time to time, and all certificates, if any, from time to time representing such additional membership interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional membership interests;

(h) all other “investment property” (as defined in Section 9-102(a)(49) of the UCC) of such Grantor (but not, for the avoidance of doubt, shares in the Borrower) in respect of any Lessor Subsidiary or any Intermediate Lessee (the “Investment Collateral”) including written notification of all interest, dividends, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Investment Collateral, but excluding any loans or advances made, or dividends or other amounts paid, by any Grantor to any Borrower Party;

(i) with respect to each Grantor, all of the following (the “Account Collateral”):

(i) all monies and securities from time to time deposited or credited, or required to be deposited or credited, into any Securities Account pursuant to the terms of this Agreement or any other Loan Document, including all Eligible Accounts;

(ii) all cash, Investment Securities and other financial assets held in any Eligible Account by the Collateral Agent or an Eligible Institution; all Cash Collateral; and all security entitlements with respect thereto; and

(iii) each Securities Account (including the LTV Securities Account);

(j) with respect to each Grantor, all of such Grantor’s right, title and interest in and to the personal property identified in a Grantor Supplement or a Collateral Supplement executed and delivered by such Grantor to the Collateral Agent; and

(k) all proceeds of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) of this Section 2.01);

provided that the Collateral shall not include any Excluded Property; provided, further, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, each Grantor shall have the right, to the exclusion of the Collateral Agent, to (i) all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Equity Collateral and (ii) the Investment Collateral, and once paid by a Grantor to a non-Grantor shall be free and clear of the Lien hereof and shall not constitute Collateral. The foregoing proviso shall in no event give rise to any right on behalf of any Borrower Party to cause the release of Cash Collateral from the LTV Securities Account other than pursuant to a Release Request or Section 2.12 of the Credit Agreement, and subject to all related terms and conditions in the Loan Documents.

Section 2.02 Security for Obligations. This Agreement secures the payment and performance of all Secured Obligations of the Borrower Parties to each Secured Party (subject to the subordination provisions of this Agreement) and shall be held by the Collateral Agent in trust for the Secured Parties. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Grantor to any Secured Party but for the fact that Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.

Section 2.03 Representations and Warranties of the Grantors. Each Grantor represents and warrants as of the date of this Agreement, each Release Date and as of each date on which such Grantor subjects a new Pool Aircraft to this Agreement solely with respect to such Pool Aircraft and such Grantor, as follows:

(a) Each Pool Aircraft is either legally and beneficially owned by a Lessor Subsidiary or legally owned by a Lessor Subsidiary and beneficially owned by a Borrower Party, in each case, except to the extent of the Local Requirements Exception. The Grantors are the legal and beneficial owners of the other Collateral. None of the Collateral has been pledged, assigned, sold or otherwise encumbered other than pursuant to the terms of the Loan Documents and except for Permitted Liens, and no Collateral is described in (i) any UCC Financing Statements filed against any Borrower Party other than UCC Financing Statements which have been terminated and the UCC Financing Statements filed in connection with Permitted Liens or (ii) any other mortgage registries, including the International Registry (which for the avoidance of doubt, shall not include any Contract of Sale in favor of any Grantor), or filing records that may be applicable to the Collateral in any other relevant jurisdiction, other than such filings or registrations that have been terminated or that have been made in connection with Permitted Liens, this Agreement or any other security document in favor of the Collateral Agent for the benefit of the Secured Parties, or, with respect to the Leases, in favor of the Borrower Parties or the Lessee thereunder.

(b) This Agreement creates a valid and (upon the taking of the actions required hereby) perfected security interest in favor of the Collateral Agent in the Collateral as security for the Secured Obligations, subject in priority to no other Liens (other than Permitted Liens (other than, in the case of priority, the Permitted Lien described in clause (p) of the definition of Permitted Liens)), and all filings and other actions necessary to perfect and protect such security interest as a first priority security interest of the Collateral Agent have been (or in the case of future Collateral will be) duly taken (except that only the Express Perfection Requirements shall be required to be satisfied), enforceable against the applicable Borrower Parties and creditors of and purchasers from such Borrower Parties.

(c) No Grantor has any trade names except as set forth on Schedule III hereto.

(d) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party (including, for the avoidance of doubt, the International Registry) is required under the laws of the United States, Delaware, Utah, Connecticut, Bermuda, Ireland, Australia, Luxembourg or any Other Relevant Jurisdiction (or, with respect to any Pool Aircraft that is not registered in a jurisdiction that has Ratified the Cape Town Convention, and any related Assigned Lease, under relevant local law) either (i) for the grant by such Grantor of the assignment and security interest granted hereby, (ii) for the execution, delivery or performance of this Agreement by such Grantor or (iii) for the perfection or maintenance of the pledge, assignment and security interest created hereby, except for (A) with respect to each Pool Aircraft whose country of registration is the United States of America, the filing with the FAA, in due form, for recordation where applicable, pursuant to Section 40102 and Section 44101 through Section 44112 of Title 49, United States Code, “Transportation,” of any and all title, registration and financing documentation necessary to accomplish the purposes of this Agreement, including, without limitation, each of the Relevant FAA Aircraft Mortgages, each of the Relevant FAA Aircraft Mortgages and Lease Assignments and/or each of the Relevant FAA Lease Security Assignments, as applicable, with respect to such Pool Aircraft and/or the related Assigned Lease, (B) the Required Cape Town Registrations, (C) the filing of financing and continuation statements under the UCC, (D) the applicable Irish filings pursuant to Section 2.08(f), (E) the applicable Bermudan filings pursuant to Section 2.08(f), (F) the applicable Luxembourg registrations pursuant to any Luxembourg Share Pledge, (G) the applicable Australian filings pursuant to Section 2.08(f), and (H) such other filings as are required under relevant local law in the case of Grantors that are not domiciled in the United States or a state thereof and in the case of each Pool Aircraft that is not registered in a jurisdiction that has Ratified the Cape Town Convention and, in each case the related Assigned Leases.

(e) The chief place of business, organizational identification number or company registration number (if applicable) and chief executive or registered office of such Grantor and the office where such Grantor keeps records of the Collateral are located at the address specified opposite the name of such Grantor on the attached Schedule IV. If such Grantor is the lessor under a Cape Town Lease, it has the right to assign the International Interest provided for in such Cape Town Lease and all associated rights in respect of such Cape Town Lease that form part of the Collateral.

(f) The Pledged Stock constitutes the percentage of the issued and outstanding shares of capital stock of the issuers thereof indicated on the attached Schedule II. The Pledged Membership Interests constitute the percentage of the membership interest of the issuer thereof, as indicated on Schedule II hereto. The Pledged Beneficial Interests constitute the percentage of the beneficial interest of the issuer thereof indicated on Schedule II hereto.

(g) The Pledged Stock, the Pledged Membership Interests and the Pledged Beneficial Interests have been duly authorized and validly issued and are fully paid up and nonassessable.

(h) The Pledged Stock and the Pledged Membership Interests constitute “certificated securities” within the meaning of Section 8-102(4) of the UCC. Any Certificated Security or Instrument evidencing the Pledged Stock, the Pledged Beneficial Interests, the Pledged Membership Interests and any Investment Collateral have been delivered to the Collateral Agent in accordance with Section 2.05 and 2.07. The Pledged Stock and the Pledged Membership Interest either (i) are in bearer form, (ii) have been indorsed by an effective indorsement to the Collateral Agent or in blank or (iii) have been registered in the name of the Collateral Agent. None of the Pledged Stock, the Pledged Beneficial Interests and the Pledged Membership Interest that constitute or evidence the Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any person other than the Collateral Agent. Any Pledged Beneficial Interests either (i) constitute “certificated securities” within the meaning of Section 8-102(a)(4) of the UCC, have been delivered to the Collateral Agent and are either (1) are in bearer form, (2) have been indorsed, by an effective indorsement, to the Collateral Agent or in blank or (3) have been registered in the name of the Collateral Agent or (ii) a fully executed “control agreement” has been delivered to the Collateral Agent with respect to such Pledged Beneficial Interests.

(i) A true and complete copy of each Assigned Agreement in effect on the date hereof has been delivered (or will be delivered within no more than ten (10) Business Days) to the Collateral Agent. Each Assigned Document upon its inclusion in the Collateral will have been duly authorized, executed and delivered by the relevant Grantors, will be in full force and effect and will be binding upon and enforceable against all parties thereto in accordance with their terms.

Section 2.04 Grantors Remain Liable. Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) in each case, unless the Collateral Agent or any other Secured Party, expressly in writing or by operation of law, assumes or succeeds to the interests of any Grantor hereunder, no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor under the contracts and agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

Section 2.05 Delivery of Collateral. Subject to the last sentence of this Section 2.05, all certificates or instruments representing or evidencing any Collateral, if deliverable, shall be delivered to and held by or on behalf of the Collateral Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to evidence the security interests granted thereby. The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Equity Interests, subject only to the revocable rights specified in Section 2.10(a). In addition, the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to exchange certificates or instruments representing or evidencing any Collateral for certificates or instruments of smaller or larger denominations. To the extent that any Assigned Lease constitutes “tangible chattel paper” (as defined in Section 9-102(a)(78) of the UCC), the Grantors shall, if it has an original of such Assigned Lease in its possession, cause the original of such Assigned Lease (the “Chattel Paper Original”) to be delivered to the Collateral Agent promptly (and in any case no later than ten (10) Business Days) after the execution and delivery of such Assigned Lease by all its parties. Notwithstanding anything else to the contrary in any Loan Document, no Grantor shall be required to deliver to the Collateral Agent any letter of credit issued pursuant to an Assigned Lease.

Section 2.06 As to the Assigned Documents. (a) Upon the inclusion of any Assigned Document (other than an Assigned Lease) in the Collateral, the relevant Grantor will deliver to the Collateral Agent a consent, in substantially the form of Exhibit B and executed by each party to such Assigned Document (other than any other Grantor) or (where the terms of such Assigned Document expressly provide for a consent to its assignment for security purposes to substantially the same effect as Exhibit B) will give due notice to each such other party to such Assigned Document of its assignment pursuant to this Agreement. Upon the inclusion of any Assigned Lease in the Collateral, promptly after its receipt thereof from the relevant Lessee party thereto, the relevant Grantor will deliver to the Collateral Agent (to the extent required in accordance with the Express Perfection Requirements) (i) such consents, acknowledgments and/or notices as are provided for in the related Lease Assignment Documents and (ii) such consents, acknowledgments and/or notices as are necessary or customary under the terms of such Assigned Lease and under the applicable law of the jurisdiction governing such Assigned Lease and the jurisdiction in which the relevant lessee is principally located or the applicable Pool Aircraft is registered in order to effect and perfect the assignment of, and grant of a lien upon, such Assigned Lease pursuant to this Agreement (including, with respect to each Assigned Lease which constitutes an International Interest (A) where the applicable Lessee is situated for purposes of the Cape Town Convention in a jurisdiction that is a Contracting State or (B) the related Aircraft Object is registered in a Contracting State, registration of such International Interest and the assignment thereof at the International Registry) and/or to assure the payment of all amounts under such Assigned Lease to the appropriate Securities Account in accordance with the terms of the Credit Agreement. Upon the written request of any Grantor, the Collateral Agent (solely in its capacity as such) will execute such undertakings of quiet enjoyment in favor of the Lessee under any Assigned Lease as are provided for in the Lease Assignment Documents or as are substantially to the same effect as the undertakings of quiet enjoyment provided for in such Assigned Lease.

(b) Upon (i) the inclusion of any Assigned Document in the Collateral or (ii) the amendment or replacement of any Assigned Document or the entering into of any new Assigned Document, the relevant Grantor will deliver within ten (10) Business Days of such inclusion a copy thereof to the Collateral Agent and will take such other action as may be necessary to perfect the lien of this Agreement as to such Assigned Document such that the security interest therein granted to the Collateral Agent is senior to that of any other creditor of the Borrower or as otherwise reasonably requested by the Collateral Agent (provided that only the Express Perfection Requirements shall be required to be satisfied).

(c) Each Grantor shall, at its expense:

(i) use reasonable commercial efforts, in accordance with Leasing Company Practice to (A) perform and observe all the terms and provisions of the Assigned Documents to be performed or observed by it, (B) enforce the Assigned Documents in accordance with their terms and (C) after an Event of Default has occurred and is continuing take all such action to such end as may be from time to time reasonably requested by the Collateral Agent; and

(ii) furnish to the Collateral Agent promptly upon receipt copies of each amendment, supplement or waiver to a Lease received by such Grantor under or pursuant to the Assigned Documents, and from time to time, subject to the provisions of the applicable Assigned Document, relating to the Lessee’s obligation to furnish such information and subject to any confidentiality provisions therein, (A) furnish to the Collateral Agent such information and reports regarding the Collateral as the Collateral Agent may reasonably request and (B) upon reasonable request of the Collateral Agent make to each other party to any Assigned Document such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

(d) So long as no Event of Default shall have occurred and be continuing, and notwithstanding any provision to the contrary in this Agreement, each Grantor shall be entitled, to the exclusion of the Collateral Agent but subject always to the terms of the Loan Documents (x) to exercise and receive, directly or indirectly through one or more agents, any of the claims, rights, powers, privileges, remedies and other benefits under, pursuant to, with respect to or arising out of the Assigned Documents and (y) to take any action or to not take any action, directly or indirectly through one or more agents, related to the Assigned Documents and the lessees or counterparties thereunder, including entering into, amending, supplementing, terminating, granting waivers, performing, enforcing, compelling performance of, exercising all remedies (whether arising under any Assigned Document or by statute or at law or in equity or otherwise) under, exercising rights, elections or options or taking any other action under or in respect of, granting or withholding notices, waivers, approvals and consents in respect of, receiving all payments under, dealing with any credit support or collateral security in respect of, or taking any other action in respect of, the Assigned Documents and contacting or otherwise having any dealings with any lessee or counterparty thereunder; provided, however, (i) so long as any Assigned Lease remains in effect, no Grantor will abrogate any right, power or privilege granted expressly in favor of the Collateral Agent or any other Secured Party under any Lease Assignment Document and (ii) during the continuance of an Event of Default, all such rights of each Grantor shall cease, and all such rights shall become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such rights.

Section 2.07 As to Beneficial Interest Collateral. (a) All Stock Collateral, Membership Interest Collateral and Beneficial Interest Collateral (collectively, the “Equity Collateral”) and all Investment Collateral (together with the Equity Collateral, the “Relevant Collateral”) shall be delivered to the Collateral Agent as follows:

(i) in the case of each Certificated Security or Instrument, by (A) causing the delivery of such Certificated Security or Instrument to the Collateral Agent, registered in the name of the Collateral Agent or duly endorsed by an appropriate person to the Collateral Agent or in blank and, in each case, held by the Collateral Agent, or (B) if such Certificated Security or Instrument is registered in the name of any Securities Intermediary on the books of the issuer thereof or on the books of any Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Certificated Security or Instrument to a Securities Account maintained by such Securities Intermediary in the name of the Collateral Agent and confirming in writing to the Collateral Agent that it has been so credited;

(ii) in the case of each Uncertificated Security, by (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof in the name of the Collateral Agent or (B) if such Uncertificated Security is registered in the name of a Securities Intermediary on the books of the issuer thereof or on the books of any securities intermediary of a Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Uncertificated Security to a Securities Account maintained by such Securities Intermediary in the name of the Collateral Agent and confirming in writing to the Collateral Agent that it has been so credited; and

(iii) in the case of each Government Security registered in the name of any Securities Intermediary on the books of the Federal Reserve Bank of New York or on the books of any securities intermediary of such Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such security to the Securities Account maintained by such Securities Intermediary in the name of the Collateral Agent and confirming in writing to the Collateral Agent that it has been so credited.

(b) Each Grantor and the Collateral Agent hereby represents, with respect to the Relevant Collateral, that it has not entered into, and hereby agrees that it will not enter into, any agreement (i) with any of the other parties hereto or any Securities Intermediary specifying any jurisdiction other than the State of New York as the “securities intermediary’s jurisdiction” within the meaning of Section 8-110(e) of the UCC in connection with any Securities Account with any Securities Intermediary referred to in Section 2.07(a) for purposes of 31 C.F.R. Section 357.11(b), Section 8-110(e) of the UCC or any similar state or Federal law, or (ii) with any other person relating to such account pursuant to which it has agreed that any Securities Intermediary may comply with entitlement orders made by such person. The Collateral Agent represents that it will, by express agreement with each Securities Intermediary, provide for each item of property constituting Relevant Collateral held in and credited to the Securities Account, including cash, to be treated as a “financial asset” within the meaning of Section 8-102(a)(9)(iii) of the UCC for the purposes of Article 8 of the UCC.

(c) Without limiting the foregoing, each Grantor and the Collateral Agent agree, and the Collateral Agent shall cause each Securities Intermediary, to take such different or additional action as may be required in order to maintain the perfection and priority of the security interest of the Collateral Agent in the Relevant Collateral in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and regulations of the U.S. Department of the Treasury governing transfers of interests in Government Securities.

Section 2.08 Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor shall promptly execute and deliver all further instruments and documents, and take all further action (including under the laws of any foreign jurisdiction), that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral (except that only the Express Perfection Requirements shall be required to be satisfied). Without limiting the generality of the foregoing, each Grantor shall: (i) mark conspicuously its applicable records pertaining to the Collateral with a legend, indicating that such Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by an instrument or “tangible chattel paper” (as defined in Section 9-102(a)(78) of the UCC) (other than a promissory note, unless an Event of Default shall have occurred and be continuing), deliver and pledge to the Collateral Agent hereunder such note or instrument or tangible chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment in blank; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, that may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby and (iv) execute, file, record, or register such additional documents and supplements to this Agreement, including any further assignments, security agreements, pledges, grants and transfers, as may be required under the laws of any foreign jurisdiction or as the Collateral Agent may reasonably request, to create, attach, perfect, validate, render enforceable, protect or establish the priority of the security interest and lien of this Agreement (except that only the Express Perfection Requirements shall be required to be satisfied).

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) Each Grantor shall furnish or cause to be furnished to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(d) Each Grantor shall, prior to or simultaneously with any Person becoming a lessor of any Pool Aircraft, cause such Person to enter into a Grantor Supplement.

(e) Each Grantor shall ensure that at all times an individual shall be appointed as administrator with respect to such Grantor for purposes of the International Registry and shall register or cause to be registered (or if the Collateral Agent is making such registration, without relieving each Grantor of such obligation, consent to such registration) with the International Registry (collectively, the “Required Cape Town Registrations”): (i) the International Interest provided for hereunder with respect to each Aircraft Object in respect of Pool Aircraft where the relevant Grantor is situated in a Contracting State or if such Aircraft Object is registered in a Contracting State; (ii) the International Interest provided for in any Cape Town Lease to which such Grantor is a lessor or lessee; (iii) the assignment to the Collateral Agent of each International Interest described in clause (ii) and assigned to the Collateral Agent hereunder; and (iv) the Contract of Sale with respect to any Pool Aircraft by which title to such Pool Aircraft is conveyed by or to such Grantor, but only if the seller under such Contract of Sale is situated in a Contracting State or if such Aircraft Object is registered in a Contracting State and if such seller agrees to such registration. To the extent that (A) the Collateral Agent’s consent is required for any such registration, or (B) the Collateral Agent is required to initiate any such registration, the Collateral Agent shall ensure that such consent or such initiation of such registration is effected, and no Grantor shall be in breach of this Section should the Collateral Agent fail to do so in a proper fashion (it being understood and agreed that in no event shall the Collateral Agent be liable for any failure to so register as a result of such Grantor’s failure to provide any necessary information required for such registration in a timely manner or if such information is inaccurate or incomplete). It is understood and agreed that International Interests provided for hereunder shall be registered in the name of the Collateral Agent in the order of priority provided for in clauses (a) and (b) of Section 3.02. The parties hereto agree that for the purposes of the definition of Prospective International Interest in the Cape Town Convention, the making of the Loans by the Lenders shall constitute the stated event upon which the Borrower has created or provided for an International Interest in the Aircraft Objects and Assigned Leases.

(f) With respect to each Pool Aircraft that is registered in the United States of America, each Grantor shall, so long as such Pool Aircraft is so registered, and (i) in the case of a Pool Aircraft that is not subject to an Assigned Lease, register and record with the FAA the Relevant FAA Aircraft Mortgages with respect to such Pool Aircraft and (ii) in the case of a Pool Aircraft that is subject to an Assigned Lease, register and record with the FAA the Relevant FAA Aircraft Mortgages and Lease Security Assignments with respect to such Pool Aircraft. Each Grantor shall, if at any time after the filing with the FAA of a Relevant FAA Aircraft Mortgage with respect to a Pool Aircraft such Pool Aircraft becomes subject to an Assigned Lease, register and record with the FAA the Relevant FAA Lease Security Assignments with respect to such Aircraft. With respect to each Grantor incorporated under the laws of Ireland, such Grantor shall cause each Security Document executed in respect of its Equity Interest or the relevant particulars to be filed in the Irish Companies Registration Office and, where applicable, the Irish Revenue Commissioners within 21 days of execution thereof. With respect to each Grantor incorporated under the laws of Bermuda, such Grantor shall (1) cause each such Bermuda Share Charge executed in respect of such Pledged Equity Party to be filed with the Bermuda Registrar of Companies and (2) ensure that prior to entry into such Bermuda Share Charge, the consent of the Bermuda Monetary Authority to such Bermuda Share Charge was obtained (if required). With respect to each Grantor incorporated under the laws of Australia, such Grantor shall (1) cause each such Australian Share Charge executed in respect of such Pledged Equity Party to be registered on the Personal Properties Securities Register pursuant to, and as defined in, the Australian PPSA. With respect to each Grantor incorporated under the laws of any other acceptable jurisdiction (permitted in accordance with the Credit Agreement), such Grantor shall take all steps required under the laws of such jurisdiction in order to ensure the validity, perfection, priority and enforceability of the security interests created thereby.

(g) Without in any way limiting the relevant Grantor’s obligation to make the filings pursuant to the Express Perfection Requirements, the Collateral Agent may apply for any registration or give any notification necessary under the Australian PPSA in connection with this Agreement. Prior to making any application for registration under the Australian PPSA, the Collateral Agent will consult with the relevant Grantor for a period of not more than 5 Business Days in order to agree the final form of the financing statement.

(h) The Collateral Agent agrees and confirms that it will, if reasonably requested by the Grantor, consider in good faith a request to register a financing change statement to amend any financing statement registered by the Collateral Agent in respect of an Australian Security Document pursuant to the Australian PPSA, so that the relevant financing statement accurately reflects the security interest held by the Collateral Agent.

Section 2.09 Place of Perfection; Records. Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified in Schedule IV or, upon 30 days’ prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all actions required by Section 2.03(e) shall have been taken with respect to the Collateral. Subject to applicable confidentiality restrictions, each Grantor shall hold and preserve such records and shall permit representatives of the Collateral Agent upon reasonable prior notice at any time during normal business hours reasonably to inspect and make abstracts from such records, all at the sole cost and expense of such Grantor.

Section 2.10 Voting Rights; Dividends; Etc . (a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to all or any part of the Relevant Collateral pledged by such Grantor for any purpose not inconsistent with the terms of this Agreement, the charter documents of such Grantor or the Loan Documents; provided that such Grantor shall not exercise or shall refrain from exercising any such right if such action would constitute a breach of its obligations under the Loan Documents; and

(ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies and other instruments as such Grantor may reasonably request in writing and provide for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 2.10(a)(i).

(b) After an Event of Default shall have occurred and be continuing, any and all distributions, dividends and interest paid in respect of the Relevant Collateral pledged by such Grantor, including any and all (i) distributions, dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, such Relevant Collateral; (ii) distributions, dividends and other distributions paid or payable in cash in respect of such Relevant Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, such Relevant Collateral shall be forthwith delivered to the Collateral Agent and, if received by such Grantor, shall be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(c) During the continuance of an Event of Default, all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 2.10(a)(i) and 2.10(a)(ii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.

Section 2.11 Transfers and Other Liens; Additional Shares or Interests. (a) No Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor, in the case of clause (i) or (ii) other than (x) the pledge, assignment and security interest created by this Agreement, (y) as otherwise provided or permitted herein or in any other Loan Document and (z) any Junior Lien in respect of the Junior Lien Collateral.

(b) Except as otherwise provided pursuant to the Loan Documents, the Grantors shall not issue, deliver or sell any shares, interests, participations or other equivalents except those pledged hereunder and except to the extent of the Local Requirements Exception. Any beneficial interests, membership interests or capital stock or other securities or interests issued in respect of or in substitution for the Pledged Beneficial Interests, the Pledged Membership Interests or the Pledged Stock shall be issued or delivered (with any necessary endorsement) to the Collateral Agent in accordance with Section 2.07.

Section 2.12 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints, as security for the Secured Obligations, the Collateral Agent as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion during the occurrence and continuance of an Event of Default, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, indorse and collect any drafts or other instruments and documents in connection included in the Collateral;

(c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

(d) to execute and file any financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, in order to perfect (except in the case of the Beneficial Interest Collateral provided pursuant to Section 2.01(e)) and preserve the pledge, assignment and security interest granted hereby;

provided that the Collateral Agent’s exercise of any such power shall be subject to Section 2.06(d).

Section 2.13 Collateral Agent May Perform. If any Grantor fails to perform any agreement contained in this Agreement, the Collateral Agent may (but shall not be obligated to) after such prior notice as may be reasonable under the circumstances, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection with doing so shall be payable by the Grantors.

Section 2.14 Covenant to Pay. Each Grantor covenants with the Collateral Agent (for the benefit of the Secured Parties) that it will pay or discharge any monies and liabilities whatsoever that are now, or at any time hereafter may be, due, owing or payable by such Grantor in any currency, actually or contingently, solely and/or jointly, and/or severally with another or others, as principal or surety on any account whatsoever pursuant to the Loan Documents in accordance with their terms. Each Grantor agrees that no payment or distribution by such Grantor pursuant to the preceding sentence shall entitle such Grantor to exercise any rights of subrogation in respect thereof until the related Secured Obligations shall have been paid in full. All such payments shall be made in accordance with Section 3.02.

Section 2.15 Delivery of Collateral Supplements. Upon the addition of any Pool Aircraft or the acquisition by any Grantor of any Equity Collateral, each relevant Grantor shall concurrently execute and deliver to the Collateral Agent a Collateral Supplement duly completed with respect to such Collateral and shall take such steps with respect to the perfection of such Collateral as are called for by this Agreement for Collateral of the same type; provided that the foregoing shall not be construed to impair or otherwise derogate from any restriction on any such action in any Loan Document; and provided further that the failure of any Grantor to deliver any Collateral Supplement as to any such Collateral shall not impair the lien of this Agreement as to such Collateral.

Section 2.16 Operational Covenants.

(a) Operation and Use. Each Grantor agrees that no Pool Aircraft will be maintained, used or operated in violation of any law, rule or regulation (including airworthiness directives) of any government or Governmental Authority having jurisdiction over such Pool Aircraft or in violation of any airworthiness certificate, license or registration relating to such Pool Aircraft issued by any such government, except for minor violations, and except to the extent any Grantor (or, if a Lease is then in effect with respect to such Pool Aircraft, any Lessee of such Pool Aircraft) is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of such Pool Aircraft or any material risk of subjecting any Secured Party to criminal liability or materially impair the Liens created by this Agreement or any other Security Document; provided that the Borrower Parties shall only be entitled to contest mandatory grounding orders if they (or the applicable Lessee) do not operate such Pool Aircraft during such contest. The Grantors will not operate any Pool Aircraft, or permit any Pool Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 2.17 and Schedule V of this Agreement or (ii) in any war zone or recognized or threatened areas of hostilities unless covered by war risk insurance in accordance with Section 2.17 and Schedule V of this Agreement, in either case unless indemnified by a government authority as provided therein or unless located there due to an emergency or an event outside the Lessee’s control, but only for so long as such emergency or event continues.

Notwithstanding the other provisions of this Section 2.16, no breach of Section 2.16 shall be deemed to have occurred by virtue of any act or omission of a Lessee or sub-lessee, or of any Person claiming by or through a Lessee or a sub-lessee, or of any Person which has possession of the Pool Aircraft or any Engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Pool Aircraft (other than seizure or confiscation arising from a breach by the Grantors of this Section 2.16(a)) (each, a “Third Party Event”); provided that (i) no Borrower Party consents or has consented to such Third Party Event; and (ii) the Grantor which is the lessor or owner of such Pool Aircraft promptly and diligently takes such commercially reasonable actions in accordance with Leasing Company Practice in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Pool Aircraft are located), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Pool Aircraft or Engine.

(b) Identification of Collateral Agent’s Interest. The Grantors agree to use commercially reasonable efforts to affix or cause the relevant Lessee to affix, as applicable and to the extent permitted under the relevant Lease, as promptly as practicable after the Effective Date and thereafter to maintain in the cockpit of each Pool Aircraft, in a clearly visible location, and on each Engine, a nameplate bearing the additional inscription “MORTGAGED TO WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS COLLATERAL AGENT” (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Collateral Agent).

(c) Registration. Each Grantor shall cause each Pool Aircraft to remain duly registered, under the laws of a country or jurisdiction that is not a Prohibited Country or that is the country in which such Pool Aircraft is registered as of the date hereof, in the name of the relevant Grantor and reflecting the applicable Grantor (and, if applicable, the applicable Intermediate Lessee) as lessor, in each case, if so permitted under the applicable registry; provided that a Pool Aircraft may be unregistered for a temporary period in connection with modification or maintenance of such Pool Aircraft. The Collateral Agent agrees that it will cooperate with the relevant Grantor in changing the state of registration of any Pool Aircraft at the cost of the relevant Grantor and as the relevant Grantor may request, provided that such request does not conflict with the relevant Grantor’s obligations under the Loan Documents.

(d) Extension or Amendment of Leases. Upon execution of any amendment or extension of a Lease, the relevant Grantor shall comply with the provisions of Sections 2.06 and 2.08 of this Agreement, as applicable, and shall deliver to the Collateral Agent:

(i) the Chattel Paper Original, if any, of such amendment or extension of the Lease (and any related Intermediate Lease); and

(ii) to the extent that such extension or amendment under applicable laws of the relevant jurisidiction requires amendments to the registration of the aircraft, copies of such legal opinions with regard to compliance with the registration requirements of the relevant jurisdiction, to the extent that receiving such legal opinions is consistent with Leasing Company Practice.

(e) Replacement of Leases. Upon execution of any replacement Lease, the relevant Grantor shall comply with the provisions of Sections 2.06 and 2.08 of this Agreement, as applicable, and shall deliver the following to the Collateral Agent:

(i) the Chattel Paper Original, if any, of such replacement Lease (and any related Intermediate Lease);

(ii) a notice of assignment substantially in the form attached hereto as Exhibit F-1 (a “Lessee Notice”) and (to the extent required under the Express Perfection Requirements) an acknowledgment from the Lessee substantially in the form attached hereto as Exhibit F-2 (a “Lessee Acknowledgment”), or such forms of such notices as may be pre-agreed in the relevant Lease (or are otherwise acceptable to the Collateral Agent), addressed to, or for the benefit of, the Collateral Agent with respect to such replacement Lease;

(iii) certificates of insurance from qualified brokers of aircraft insurance (or other evidence satisfactory to the Collateral Agent), evidencing all insurance required to be maintained by the applicable Lessee, together with the endorsements required pursuant to Section 2.17 and Schedule V of this Agreement with respect to such replacement Lease;

(iv) promptly and in any case within 15 Business Days of the effectiveness of the leasing of such Pool Aircraft, a copy of such Lease (and any related Intermediate Lease), and an amended and restated Schedule 3.17(b) to the Credit Agreement incorporating all information required under such schedule with respect to such replacement Lease (and any related Intermediate Lease); and

(v) with respect to any replacement Lease, copies of such legal opinions with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of such Lease and such other matters customary for such transactions, in each case to the extent that receiving such legal opinions is consistent with Leasing Company Practice.

Section 2.17 Insurance. The relevant Grantor shall maintain, or procure that the relevant Lessee maintains, hull and third party liability insurance policies, maintained with insurers or reinsured with reinsurers of recognized responsibility or pursuant to governmental indemnities, in respect of each Pool Aircraft in accordance with the terms of Schedule V hereto.

Section 2.18 As to Irish Law.

(a) Notwithstanding anything to the contrary contained in this Agreement and in addition to and without prejudice to any other rights or power of the Collateral Agent under this Agreement or under general law in any relevant jurisdiction, at any time that the Collateral Agent’s remedies with respect to the Collateral shall become exercisable, the Collateral Agent shall be entitled to appoint a receiver under this Agreement or under the Land and Conveyancing Law Reform Act 2009 of Ireland (as amended and as the same may be amended, modified or replaced from time to time, the “2009 Act”) and such receiver shall have all such powers, rights and authority conferred under the 2009 Act, this Agreement and otherwise under the laws of Ireland without any limitation or restriction imposed by the 2009 Act, including, without limitation, the restrictions contained in sections 108(1), 108(4) and 108(7) (Appointment of a Receiver) of the 2009 Act, or otherwise under the laws of Ireland which may be excluded or removed.

(b) Without prejudice to the foregoing above:

(i) The provisions of section 109 (Application of money received) of the 2009 Act shall not apply to a receiver appointed under the 2009 Act.

(ii) The provisions of section 97 of the 2009 Act (Taking possession), section 98 (Abandoned property), section 99(1) (Mortgagee in possession) and section 101 (Applications under sections 97 and 100) shall not apply to a receiver appointed under the 2009 Act.

(iii) At any time after the security constituted by this Agreement has become enforceable and a receiver has been appointed under the 2009 Act:

(A) the statutory power of sale conferred by section 100 (Power of sale) of the 2009 Act shall apply free from restrictions contained in section 100(1), (2), (3) and (4) and without the requirement to serve notice (as provided for in section 100(1)); and

(B) the incidental powers of sale conferred by section 102 (Incidental powers) will immediately arise and be exercisable by the Collateral Agent and/or any receiver appointed under the 2009 Act (as appropriate).

(b) The foregoing powers of appointment of a receiver are in addition to and not to the prejudice of all statutory and other powers of the Collateral Agent under the 2009 Act (as varied or disapplied herein) or otherwise, and such powers will be and remain exercisable by the Collateral Agent in respect of any part of the Collateral in respect of which no appointment of a receiver by the Collateral Agent is for the time being subsisting, notwithstanding that an appointment shall have subsisted and been withdrawn in respect of that part of the Collateral or shall be subsisting in respect of any other part of the Collateral.

(c) No purchaser or other Person will be bound or concerned to see or enquire whether the right of the Collateral Agent or any receiver appointed by the Collateral Agent to exercise any of the powers conferred by this Agreement has arisen or not or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

Section 2.19 Irish Charge Over Shares. Each Grantor undertakes with the Collateral Agent to enter into an Irish Charge Over Shares in respect of, inter alia, the Equity Interests held by it of any Lessor Subsidiary and any Intermediate Lessee which is incorporated under the laws of Ireland.

Section 2.20 Bermuda Share Charge. Each Grantor undertakes with the Collateral Agent to enter into a Bermuda Share Charge in respect of, inter alia, the Equity Interest held by it of any Lessor Subsidiary and any Intermediate Lessee which is incorporated under the laws of Bermuda.

Section 2.21 Australian Share Charge. Each Grantor undertakes with the Collateral Agent to enter into an Australian Share Charge in respect of, inter alia, the Equity Interest held by it of any Lessor Subsidiary and any Intermediate Lessee which is incorporated under the laws of Australia.

Section 2.22 Other Jurisdiction Share Charge. Each Grantor undertakes with the Collateral Agent to enter into an a charge, pledge or equivalent security agreement, in respect of, inter alia, the Equity Interest held by it of any Lessor Subsidiary and any Intermediate Lessee which is incorporated or organized under the laws of any other acceptable jurisdiction (permitted in accordance with the Credit Agreement).

Section 2.23 Investment of Security Funds. Any monies deposited in the LTV Securities Account shall, until released to the Borrower pursuant to Sections 2.03(c) or 2.12 of the Credit Agreement or applied as provided herein, be invested by the Collateral Agent at the written authorization and direction of the Borrower (except when an Event of Default has occurred and is continuing or when the Borrower fails to give the Collateral Agent such written authorization and direction, during which time the Collateral Agent shall invest such funds in accordance with its automated cash investment system) from time to time at the sole expense and risk of the Borrower in Investment Securities. All Investment Securities held by the Securities Intermediary shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Securities Intermediary or (b) held in an Eligible Account. Neither the Collateral Agent nor the Securities Intermediary shall be liable for any loss relating to any Investment Security made pursuant to this Section 2.23. The Borrower will promptly pay to the Collateral Agent, on demand, the amount of any loss (net of any gains, including interest received) realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

Section 2.24 Covenant Regarding Control. No Grantor shall cause nor permit any Person other than the Collateral Agent to have “control” (as defined in Section 8-106 of the UCC) of any Securities Account, including, without limitation, the LTV Securities Account.

Section 2.25 Security Documents. Inconsistencies between this Agreement and any other Security Document shall be reconciled so that terms and conditions in one agreement but not in the other are deemed to be supplementary, and not inconsistent, terms and conditions; provided, however, that in the event of a direct irreconcilable conflict between this Agreement and any other Security Document, this Agreement shall control unless the term creating such conflict is a term that is mandatorily required by the laws of the applicable jurisdiction of the governing law of the relevant other Security Document in order for the Collateral Agent or any other Secured Party to enforce the term of such other Security Document, in which case such term shall prevail in connection with enforcement of remedies thereunder in such jurisdiction; provided, further, however, that in any case, proceeds from the enforcement of remedies against Collateral under any Loan Document, including any Security Document, shall be applied and distributed as set forth herein.

ARTICLE III

REMEDIES

Section 3.01 Remedies. Notwithstanding anything herein or in any other Loan Document to the contrary, if any Event of Default shall have occurred and be continuing, and in each case subject to the quiet enjoyment rights of the applicable Lessee of any Pool Aircraft:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (including, for the avoidance of doubt, the rights and remedies of the Collateral Agent provided for in Section 2.10), all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and all of the rights and remedies under applicable law and also may (i) require any Grantor to, and such Grantor hereby agrees that it shall at its expense and upon request of the Collateral Agent forthwith, assemble all or any part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell or cause the sale of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) The Collateral Agent may, in addition to or in connection with any other remedies available hereunder or under any other applicable law, exercise any and all remedies granted under the Cape Town Convention as it shall determine in its sole discretion. In connection therewith, the parties hereby agree to the extent permitted by the UCC that (i) Article 9(1) and Article 9(2) of the Convention, wherein the parties may agree or the court may order that any Collateral shall vest in the Collateral Agent in or towards satisfaction of the Secured Obligations, shall not preclude the Collateral Agent from obtaining title to any Collateral pursuant to any other remedies available under applicable law (including but not limited to Article 9-620 of the UCC); (ii) any surplus of cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations owed to it shall be paid over to the Grantors in accordance with Section 3.02 hereof; and (iii) the Collateral Agent may obtain from any applicable court, pending final determination of any claim resulting from an Event of Default, speedy relief in the form of any of the orders specified in Article 13 of the Convention and Article X of the Protocol as the Collateral Agent shall determine in its sole and absolute discretion, subject to any procedural requirements prescribed by applicable laws.

(c) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in accordance with Section 3.02. Any sale or sales conducted in accordance with the terms of this Section 3.01 shall be deemed conclusive and binding on each Grantor and the Secured Parties.

Section 3.02 Priority of Payments. The Collateral Agent hereby agrees that all cash proceeds received by the Collateral Agent in respect of any Collateral pursuant to Section 3.01 hereof and any payments by any Grantor to the Collateral Agent following an Event of Default shall be paid by the Collateral Agent in the order of priority set forth below:

(a) first, to the Collateral Agent for the benefit of the Secured Parties, until payment in full in cash of the Secured Obligations then outstanding; and

(b) second, all remaining amounts to the relevant Grantors or whomsoever may be lawfully entitled to receive such amounts.

ARTICLE IV

SECURITY INTEREST ABSOLUTE

Section 4.01 Security Interest Absolute. A separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against any other Grantor or whether any other Grantor is joined in any such action or actions. Except as otherwise provided in the Loan Documents, all rights of the Collateral Agent and the security interests and Liens granted under, and all obligations of each Grantor under, until the Secured Obligations then outstanding are paid in full, this Agreement and each other Loan Document shall be absolute and unconditional, irrespective of:

(a) any lack of validity or enforceability of any Loan Document, Assigned Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or Assigned Document or any other agreement or instrument relating thereto;

(c) any taking, exchange, release or non-perfection of the Collateral or any other collateral or taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other assets of the Grantors;

(e) any change, restructuring or termination of the corporate structure or existence of any Grantor; or

(f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or a third-party grantor of a security interest or a Person deemed to be a surety.

ARTICLE V

THE COLLATERAL AGENT

The Collateral Agent and the Secured Parties agree among themselves as follows:

Section 5.01 Authorization and Action. (a) Each Secured Party by its acceptance of the benefits of this Agreement hereby appoints and authorizes Wells Fargo as the initial Collateral Agent to take such action as trustee on behalf of the Secured Parties and to exercise such powers and discretion under this Agreement and the other Loan Documents as are specifically delegated to the Collateral Agent by the terms of this Agreement and of the Loan Documents, and no implied duties and covenants shall be deemed to arise against the Collateral Agent. For the avoidance of doubt, each Secured Party by its acceptance of the benefits of this Agreement hereby requests and instructs the Collateral Agent to enter into all Assigned Lease-related documents and instruments on this date and as may arise from time to time for the purpose of establishing and maintaining its security interest for itself and for the benefit of the other Secured Parties in respect of any Assigned Lease.

(b) The Collateral Agent accepts such appointment and agrees to perform the same but only upon the terms of this Agreement (including any quiet enjoyment covenants given to the Lessees) and agrees to receive and disburse all moneys received by it in accordance with the terms of this Agreement. The Collateral Agent in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or gross negligence (or simple negligence in the handling of funds or breach of any of its representations or warranties set forth in this Agreement) and the Collateral Agent shall not be liable for any action or inaction of any Grantor or any other parties to any of the Loan Documents.

Section 5.02 Absence of Duties. The powers conferred on the Collateral Agent under this Agreement with respect to the Collateral are solely to protect its interests in this Agreement and shall not impose any duty upon it, except as explicitly set forth herein, to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it under this Agreement, the Collateral Agent shall not have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve or perfect rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall not have any duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Grantor or Lessee.

Section 5.03 Representations or Warranties. The Collateral Agent shall not make nor shall it be deemed to have made any representations or warranties as to the validity, legality or enforceability of this Agreement, any other Loan Document or any other document or instrument or as to the correctness of any statement contained in any thereof, or as to the validity or sufficiency of any of the pledge and security interests granted hereby, except that the Collateral Agent in its individual capacity hereby represents and warrants (a) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will at such time be duly authorized to execute and deliver such document on its behalf, and (b) this Agreement is or will be the legal, valid and binding obligation of the Collateral Agent in its individual capacity, enforceable against the Collateral Agent in its individual capacity in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

Section 5.04 Reliance; Agents; Advice of Counsel. (a) The Collateral Agent shall not incur any liability to anyone as a result of acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Collateral Agent may accept a copy of a resolution of the board or other governing body of any party to this Agreement or any Loan Document, certified by the Secretary or an Assistant Secretary thereof or other duly authorized Person of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said board or other governing body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described in this Agreement, the Collateral Agent shall be entitled to receive and may for all purposes hereof conclusively rely, and shall be fully protected in acting or refraining from acting, on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Collateral Agent for any action taken or omitted to be taken by them in good faith in reliance thereon. The Collateral Agent shall assume, and shall be fully protected in assuming, that each other party to this Agreement is authorized by its constitutional documents to enter into this Agreement and to take all action permitted to be taken by it pursuant to the provisions of this Agreement, and shall not inquire into the authorization of such party with respect thereto.

(b) The Collateral Agent may execute any of its powers hereunder or perform any duties under this Agreement either directly or by or through agents, including financial advisors, or attorneys or a custodian or nominee, provided, however, that the appointment of any agent shall not relieve the Collateral Agent of its responsibilities or liabilities hereunder.

(c) The Collateral Agent may consult with counsel and any opinion of counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such advice or opinion of counsel.

(d) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation hereto, at the request, order or direction of any of the Secured Parties, pursuant to the provisions of this Agreement, unless such Secured Party shall have offered to the Collateral Agent reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(e) The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible or liable for the manner of performance of, any obligations of any Grantor under any of the Loan Documents.

(f) If the Collateral Agent incurs expenses or renders services in connection with an exercise of remedies specified in Section 3.01, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.

(g) The Collateral Agent shall not be charged with knowledge of an Event of Default unless the Collateral Agent obtains actual knowledge of such event or the Collateral Agent receives written notice of such event from any of the Secured Parties.

(h) The Collateral Agent shall not have any duty to monitor the performance of any Grantor or any other party to the Loan Documents, nor shall the Collateral Agent have any liability in connection with the malfeasance or nonfeasance by such parties. The Collateral Agent shall not have any liability in connection with compliance by any Grantor or any Lessee under a Lease with statutory or regulatory requirements related to the Collateral, any Pool Aircraft or any Lease. The Collateral Agent shall not make or be deemed to have made any representations or warranties with respect to the Collateral, any Pool Aircraft or any Lease or the validity or sufficiency of any assignment or other disposition of the Collateral, any Pool Aircraft or any Lease.

Section 5.05 Cape Town Convention. The Collateral Agent, during the term of this Agreement, shall establish and maintain a valid and existing account as a Transacting User Entity with the International Registry and appoint an Administrator and/or a Professional User Entity to make registrations in regard to the Collateral as required by this Agreement.

Section 5.06 No Individual Liability. The Collateral Agent shall not have any individual liability in respect of all or any part of the Secured Obligations, and all shall look, subject to the lien and priorities of payment provided herein and in the Loan Documents, only to the property of the Grantors (to the extent provided in the Loan Documents) for payment or satisfaction of the Secured Obligations pursuant to this Agreement and the other Loan Documents.

ARTICLE VI

SUCCESSOR COLLATERAL AGENT

Section 6.01 Resignation and Removal of the Collateral Agent. The Collateral Agent may resign at any time without cause by giving at least 30 days’ prior written notice to FLL and the Lenders. The Required Lenders may at any time remove the Collateral Agent without cause by an instrument in writing delivered to FLL, the Lenders and the Collateral Agent. No resignation by or removal of the Collateral Agent pursuant to this Section 6.01 shall become effective prior to the date of appointment by the Required Lenders of a successor Collateral Agent and the acceptance of such appointment by such successor Collateral Agent.

Section 6.02 Appointment of Successor. (a) In the case of the resignation or removal of the Collateral Agent, the Required Lenders shall promptly appoint a successor Collateral Agent. So long as no Event of Default shall have occurred and be continuing, any such successor Collateral Agent shall as a condition to its appointment be reasonably acceptable to FLL. If a successor Collateral Agent shall not have been appointed and accepted its appointment hereunder within 60 days after the Collateral Agent gives notice of resignation, the retiring Collateral Agent, the Administrative Agent or the Required Lenders may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Any successor Collateral Agent so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.

(b) Any successor Collateral Agent shall execute and deliver to the relevant Secured Parties and the Borrower an instrument accepting such appointment. Upon the acceptance of any appointment as Collateral Agent hereunder, a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to this Agreement, and such other instruments or notices, as may be necessary, or as the Administrative Agent may reasonably request in order to continue the perfection (if any) of the Liens granted or purported to be granted hereby, shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. The retiring Collateral Agent shall take all steps necessary to transfer all Collateral in its possession and all its control over the Collateral to the successor Collateral Agent within ten (10) Business Days of the successor Collateral Agent accepting its appointment. All actions under this paragraph (b) shall be at the expense of FLL; provided that if a successor Collateral Agent has been appointed as a result of the circumstances described in Section 6.02(d), any actions under this paragraph (b) as relating to such appointment shall be at the expense of the successor Collateral Agent.

(c) The Collateral Agent shall be an Eligible Institution, if there be such an institution willing, able and legally qualified to perform the duties of the Collateral Agent hereunder and unless such institution is an Affiliate of a Secured Party or an Event of Default has occurred and is continuing, reasonably acceptable to FLL.

(d) Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation to which substantially all the business of the Collateral Agent may be transferred, shall be the Collateral Agent under this Agreement without further act.

ARTICLE VII

INDEMNITY AND EXPENSES

Section 7.01 Indemnity. (a) Each of the Grantors shall indemnify, defend and hold harmless the Collateral Agent (and its officers, directors, employees, representatives and agents) from and against, any loss, liability or expense (including reasonable legal fees and expenses) incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties hereunder and hold it harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part. The Collateral Agent (i) must provide reasonably prompt notice to the applicable Grantor of any claim for which indemnification is sought, provided that the failure to provide notice shall only limit the indemnification provided hereby to the extent of any incremental expense or actual prejudice as a result of such failure; and (ii) must not make any admissions of liability or incur any significant expenses after receiving actual notice of the claim or agree to any settlement without the written consent of the applicable Grantor, which consent shall not be unreasonably withheld. No Grantor shall be required to reimburse any expense or indemnity against any loss or liability incurred by the Collateral Agent through negligence or bad faith.

Each Grantor, as applicable, may, in its sole discretion, and at its expense, control the defense of the claim including, without limitation, designating counsel for the Collateral Agent and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim; provided that (i) the applicable Grantor may not agree to any settlement involving any indemnified person that contains any element other than the payment of money and complete indemnification of the indemnified person without the prior written consent of the affected indemnified person, (ii) the applicable Grantor shall engage and pay the expenses of separate counsel for the indemnified person to the extent that the interests of the Collateral Agent are in conflict with those of such Grantor and (iii) the indemnified person shall have the right to approve the counsel designated by such Grantor which consent shall not be unreasonably withheld.

(b) Each Grantor shall within ten (10) Business Days after demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement (in accordance with fee arrangements agreed between the Collateral Agent and FLL), (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party against such Grantor hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

Section 7.02 Secured Parties’ Indemnity. (a) The Collateral Agent shall be entitled to be indemnified (subject to the limitations and requirements described in Section 7.01 mutatis mutandis) by the Lenders to the sole satisfaction of the Collateral Agent before proceeding to exercise any right or power under this Agreement at the request or direction of the Administrative Agent.

(b) In order to recover under clause (a) above, the Collateral Agent: (i) must provide reasonably prompt notice to the Administrative Agent of any claim for which indemnification is sought, provided that the failure to provide notice shall only limit the indemnification provided hereby to the extent of any incremental expense or actual prejudice as a result of such failure; and (ii) must not make any admissions of liability or incur any significant expenses after receiving actual notice of the claim or agree to any settlement without the written consent of the Administrative Agent which consent shall not be unreasonably withheld.

(c) The Administrative Agent may, in its sole discretion, and at its expense, control the defense of the claim including, without limitation, designating counsel for the Collateral Agent and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim; provided that (i) the Administrative Agent may not agree to any settlement involving any indemnified person that contains any element other than the payment of money and complete indemnification of the indemnified person without the prior written consent of the affected indemnified person, (ii) the Administrative Agent shall engage and pay the expenses of separate counsel for the indemnified person to the extent that the interests of the Collateral Agent are in conflict with those of the Administrative Agent and (iii) the indemnified person shall have the right to approve the counsel designated by the Administrative Agent which consent shall not be unreasonably withheld.

(d) The provisions of Section 7.01 and this Section 7.02 shall survive the termination of this Agreement or the earlier resignation or removal of the Collateral Agent.

Section 7.03 No Compensation from Secured Parties. The Collateral Agent agrees that it shall have no right against the Secured Parties for any fee as compensation for its services in such capacity.

Section 7.04 Collateral Agent Fees. In consideration of the Collateral Agent’s performance of the services provided for under this Agreement, the Grantors shall pay to the Collateral Agent an annual fee set forth under a separate agreement between FLL and the Collateral Agent and shall reimburse the Collateral Agent for reasonable expenses incurred including those associated with the International Registry.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Amendments; Waivers; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any party from the provisions of this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and each party hereto. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The Collateral Agent may, but shall have no obligation to, execute and deliver any amendment or modification which would affect its duties, powers, rights, immunities or indemnities hereunder.

(b) Upon the execution and delivery by any Person of a Grantor Supplement, (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, (ii) Annexes I, II, III and IV attached to each Grantor Supplement shall be incorporated into, become a part of and supplement Schedules I, II, III and IV, respectively, and the Collateral Agent may attach such Annexes as supplements to such Schedules; and each reference to such Schedules shall be a reference to such Schedules as so supplemented and (iii) such Additional Grantor shall be a Grantor for all purposes under this Agreement and shall be bound by the obligations of the Grantors hereunder.

(c) Upon the execution and delivery by a Grantor of a Collateral Supplement, Annexes I and II to each Collateral Supplement shall be incorporated into, become a part of and supplement Schedules I and II, respectively, and the Collateral Agent may attach such Annexes as supplements to such Schedules; and each reference to such Schedules shall be a reference to such Schedules as so supplemented.

Section 8.02 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier) and telecopied or delivered to the intended recipient at its address specified, as follows:

For each Grantor for whom Wells Fargo Bank Northwest, National Association acts as Owner Trustee:

Wells Fargo Bank Northwest, National Association

260 North Charles Lindbergh Drive

MAC U1240-026

Salt Lake City, Utah 84116

USA

Tel: +1 (801) 246-6000

Fax: +1 (801) 246-7142

Attention: Corporate Trust Lease Group

with a copy to:

BBAM LLC

50 California Street

14th Floor

San Francisco, CA 94111

USA

Attention: General Counsel

Fax: +1 415 618-3337

For each Grantor for whom Wilmington Trust Company acts as Owner Trustee:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-0001

USA

Fax: +1 (302) 636-4140

Attention: Corporate Trust Administration

with a copy to:

BBAM LLC

50 California Street

14th Floor

San Francisco, CA 94111

USA

Attention: General Counsel

Fax: +1 415 618-3337

For each other Grantor:

c/o Fly Leasing Limited

West Pier

Dun Laoghaire

Co. Dublin, Ireland

Attention: General Counsel

Fax: +353-1-231-1901

with a copy to:

BBAM LLC

50 California Street

14th Floor

San Francisco, CA 94111

USA

Attention: General Counsel

Fax: +1 415 618-3337

For the Collateral Agent:

Wells Fargo Bank Northwest, National Association

260 North Charles Lindbergh Drive

MAC U1240-026

Salt Lake City, Utah 84116

USA

Tel: +1 (801) 246-6000

Fax: +1 (801) 246-7142

Attention: Corporate Trust Lease Group

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 8.02. Each such notice shall be effective (a) on the date personally delivered to an authorized officer of the party to which sent, or (b) on the date transmitted by legible telecopier transmission with a confirmation of receipt.

Section 8.03 No Waiver; Remedies. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.04 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

Section 8.05 Continuing Security Interest; Assignments. Subject to Section 8.06, this Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the earlier of the payment in full in cash of the Secured Obligations then outstanding to the Secured Parties, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing subsection (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under any Loan Document to which it is a party in accordance with the terms thereof to any other permitted Person or entity, and such other permitted Person or entity shall thereupon become vested with all the rights in respect thereof granted to such Secured Party herein or otherwise.

Section 8.06 Release and Termination. (a) Upon any sale, lease, transfer or other disposition or removal from the Designated Pool of any item of Collateral in accordance with the terms of the Loan Documents, such item of Collateral will be deemed irrevocably and unconditionally released from the Lien hereof, and the Collateral Agent will, at such Grantor’s expense, execute and deliver to the Grantor of such item of Collateral such documents as such Grantor shall reasonably request and provide to the Collateral Agent to evidence the release of such item of Collateral from the assignment and security interest granted hereby, and to the extent that (A) the Collateral Agent’s consent is required for any deregistration of the interests in such released Collateral from the International Registry or other registry or (B) the Collateral Agent is required to initiate any such deregistration, the Collateral Agent shall ensure that such consent or such initiation of such deregistration is effected. Any amounts released from the LTV Securities Account by the Collateral Agent pursuant to a Release Request or Section 2.12 of the Credit Agreement, in each case in accordance with the terms and conditions of the Loan Documents, without further act, shall be deemed irrevocably and unconditionally released from the Lien hereof.

(b) Upon the payment in full in cash of the Secured Obligations then outstanding, the pledge, assignment and security interest granted by Section 2.01 hereof shall terminate, the Collateral Agent shall cease to be a party to this agreement, and all provisions of this Agreement (except for this Section 8.06(b)) relating to the Secured Obligations, the Secured Parties or the Collateral Agent shall cease to be of any effect insofar as they relate to the Secured Obligations, the Secured Parties or the Collateral Agent. Upon any such termination, the Collateral Agent will, at the relevant Grantor’s expense, execute and deliver to each relevant Grantor such documents as such Grantor shall prepare and reasonably request to evidence such termination.

(c) If, prior to the termination of this Agreement, the Collateral Agent ceases to be the Collateral Agent in accordance with the definition of “Collateral Agent” in Section 1.01, all certificates, instruments or other documents being held by the Collateral Agent at such time shall, within five (5) Business Days from the date on which it ceases to be the Collateral Agent, be delivered to the successor Collateral Agent.

Section 8.07 Currency Conversion. If any amount is received or recovered by the Collateral Agent in a currency (the “Received Currency”) other than the currency in which such amount was expressed to be payable (the “Agreed Currency”), then the amount in the Received Currency actually received or recovered by the Collateral Agent, to the extent permitted by law, shall only constitute a discharge of the relevant Grantor to the extent of the amount of the Agreed Currency which the Collateral Agent was or would have been able in accordance with its or his normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Collateral Agent is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the relevant Grantor, such Grantor shall pay to the Collateral Agent for the benefit of the Secured Parties such amount as it shall determine to be necessary to indemnify the Collateral Agent and the Secured Parties against any loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or incurred in connection therewith) and so that, to the extent permitted by law, (i) such indemnity shall constitute a separate and independent obligation of each Grantor distinct from its obligation to discharge the amount which was originally payable by such Grantor and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Collateral Agent and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by any Grantor or any judgment or order and no proof or evidence of any actual loss shall be required.

Section 8.08 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 8.09 Jurisdiction; Consent to Service of Process. (a) To the extent permitted by applicable law, each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower Party or its properties in the courts of any jurisdiction.

(b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.10 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement (i) will become effective when the Lenders shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy will be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.11 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 8.12 Non-Invasive Provisions. (a) Notwithstanding any other provision of the Loan Documents, the Collateral Agent agrees that, so long as no Event of Default shall have occurred and be continuing, not to take any action or cause to be taken any action, or permit any person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights with respect to any Pool Aircraft or Collateral related thereto and all rents, revenues, profits and income therefrom, including, the right to enforce manufacturers’ warranties, the right to apply or obtain insurance proceeds for damage to the Pool Aircraft to the repair of the Pool Aircraft and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of this Agreement.

(b) Notwithstanding any other provision of the Loan Documents, the Collateral Agent agrees that, so long as no “Event of Default” (or similar term) under a Lease (as defined in such Lease) shall have occurred and be continuing, not to take any action or cause to be taken any action, or permit any person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights of the Lessee with respect to any Pool Aircraft or Collateral related thereto and all rents, revenues, profits and income therefrom, including, the right to enforce manufacturers’ warranties, the right to apply or obtain insurance proceeds for damage to the Pool Aircraft to the repair of the Pool Aircraft and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of such Lease.

(c) The Collateral Agent agrees to release any Lien the Collateral Agent may have upon any Engine upon (i) a Grantor providing the Collateral Agent with written notice of a transfer thereof promptly after receipt of a notice thereof from the relevant Lessee and with a copy of the bill of sale or other instrument evidencing the transfer of title of such replacement Engine to a Grantor, (ii) in the case of the transfer of title to an Engine initiated by a Grantor, the Grantor providing the Collateral Agent with a certificate of such transfer and a copy of the bill of sale or other instrument evidencing the transfer of title of a replacement Engine to a Grantor, or (iii) upon the total loss payment or Loan repayment being received (or replacement aircraft being provided) in a case where the Airframe, but not such Engine, was the subject of a total loss; provided that, for the avoidance of doubt, the Collateral Agent shall not release any Lien upon an Engine that is not replaced by a Grantor or a Lessee, unless such Engine is associated with an aircraft that was subject to a total loss or otherwise removed from the Designated Pool. The Borrower shall at the request of the Collateral Agent execute a supplement to this Agreement to evidence that any such replacement Engine has become subject to the Lien of this Agreement and the Collateral Agent shall, at the request of the Borrower, execute a supplement to this Agreement to evidence the release of the applicable Engine from the Lien of the Collateral Agent.

(d) The Lenders and the Collateral Agent agree that they will not claim, and upon the request of the relevant Grantor, the Collateral Agent will confirm in writing that it does not claim, any right, title or interest in any engine or part (including any audio visual, telephonic, entertainment or similar equipment) that is installed on a Pool Aircraft which does not constitute an “engine” or “part” as defined in the applicable Lease.

(e) For the avoidance of doubt, the Collateral Agent agrees that the relevant Grantor may from time to time lease out an engine that is part of a Pool Aircraft or lease in an engine that is not part of a Pool Aircraft as it determines in accordance with Leasing Company Practice.

Section 8.13 Limited Recourse. To the extent permitted by applicable law, no recourse under any obligation, covenant or agreement of any party contained in this Agreement shall be had against any shareholder (not including any Grantor as a shareholder of any other Grantor hereunder), officer or director of the relevant party as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders (not including any Grantor as a shareholder of any other Grantor hereunder), officers or directors of the relevant party as such, or any of them under or by reason of any of the obligations, covenants or agreements of such relevant party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such party of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder (not including any Grantor as a shareholder of any other Grantor hereunder), officer or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Agreement.

[The Remainder of this Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its representative or officer thereunto duly authorized as of the date first above written. In the case of B&B Air Acquisition 34953 Leasing Limited, B&B Air Acquisition 3151 Leasing Limited, B&B Air Acquisition 403 Leasing Limited, B&B Air Acquisition 34956 Leasing Limited and B&B Air Acquisition 3237 Leasing Limited, such parties intend that this Agreement be executed and delivered as a Deed and have caused this Agreement to be so executed and delivered.

FLY FUNDING II S.À R.L.

By:
Name:
Title:

FLY LEASING LIMITED

By:
Name:
Title:

FLY PERIDOT HOLDINGS LIMITED

By:
Name:
Title:

BABCOCK & BROWN AIR ACQUISITION I LIMITED

By:
Name:
Title:

The Initial Intermediate Lessees

SIGNED AND DELIVERED AS A DEED		)
by		)
)
)

as attorney for B&B AIR ACQUISITION
3237 LEASING LIMITED

in the presence of:

Signature of Witness:
Name of Witness:
Address of Witness:
Occupation of Witness:

SIGNED AND DELIVERED AS A DEED	)
by	)
)
)
)
as attorney for B&B AIR ACQUISITION
34953 LEASING LIMITED

in the presence of:

Signature of Witness:
Name of Witness:
Address of Witness:
Occupation of Witness:

SIGNED AND DELIVERED AS A DEED	)
by	)
)
)
)
as attorney for B&B AIR ACQUISITION
34956 LEASING LIMITED

in the presence of:

Signature of Witness:
Name of Witness:
Address of Witness:
Occupation of Witness:

SIGNED AND DELIVERED AS A DEED	)
by	)
)
)
)
as attorney for B&B AIR ACQUISITION
403 LEASING LIMITED

in the presence of:

Signature of Witness:
Name of Witness:
Address of Witness:
Occupation of Witness:

SIGNED AND DELIVERED AS A DEED	)
by	)
)
)
)
as attorney for B&B AIR ACQUISITION
3151 LEASING LIMITED

in the presence of:

Signature of Witness:
Name of Witness:
Address of Witness:
Occupation of Witness:

The Initial Lessor Subsidiaries

SPIREDELL TRUST

By: Wilmington Trust Company, not in its individual capacity but solely as trustee

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 3237)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 34953)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 34956)

By
Name:
Title:

B&B AIR ACQUISITION 403 STATUTORY TRUST

By: Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as trustee under the trust agreement (MSN 403)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 3151)

By
Name:
Title:

B&B AIR ACQUISITION 3417 STATUTORY TRUST

By:	Wells Fargo Bank Northwest, National
Association, not in its individual capacity but solely as trustee under the trust agreement (MSN 3417)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 1369)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 1378)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 1391)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 1393)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 24739)

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 26473)

By
Name: Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 29312)

By
Name: Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 29644)

By
Name: Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the trust agreement (MSN 30052)

By
Name: Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as the Collateral Agent

By
Name:
Title: